AFFINITY INTERNATIONAL CORP.

     August 12, 2005

Silverback Books, Inc.
11601 Wilshire Blvd.
Ste. 1500
Los Angeles, CA 90025

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date “Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Affinity International Corp. ("AIC") and continuing until the earlier of the consummation by AIC of a "Business Combination" or AIC's liquidation (as will be described in AIC's IPO prospectus; such date the "Termination Date"), Silverback Books, Inc. shall make available to AIC certain office and receptionist/secretarial services as may be required by AIC from time to time, situated at 11601 Wilshire Blvd., Ste. 1500, Los Angeles, CA 90025. In exchange therefore, AIC shall pay Silverback Books, Inc. the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours, AFFINITY INTERNATIONAL CORP. By: /s/ Howard Cohl Name: Howard Cohl Title: President

AGREED TO AND ACCEPTED BY:

SILVERBACK BOOKS, INC.

By: /s/ Peter Engel
Name: Peter Engel
Authorized Signatory